As filed with the Securities and Exchange Commission on November 1, 1995
                             Registration No. 33-63697




                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                     ____________________________
                            AMENDMENT NO. 1
                                  TO
                               FORM S-3
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                     ____________________________


                         IONICS, INCORPORATED
        (Exact name of registrant as specified in its charter)

   Massachusetts                                  04-2068530
(State or other jurisdic-                      (I.R.S. Employer
tion of incorporation                         Identification No.)
or organization)


                     _____________________________
                            65 Grove Street
                    Watertown, Massachusetts  02172
          (Address, including zip code, and telephone number,
   including area code of registrant's Principal Executive Offices)
                     _____________________________

                             Stephen Korn
                  Vice President and General Counsel
                         Ionics, Incorporated
                            65 Grove Street
                    Watertown, Massachusetts  02172
                            (617) 926-2500
            (Name, address and telephone number, including
                   area code, of agent for service)
                    ______________________________

   Approximate date of commencement of proposed sale to the public:
     Promptly after this registration statement becomes effective.
                    _______________________________


                             Total of Sequentially Numbered Pages: 16
                      Exhibit Index on Sequentially Numbered Page: 16

/1




    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being offered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

















                                  -2-
/2



                         IONICS, INCORPORATED
                         CROSS-REFERENCE SHEET
                PURSUANT TO ITEM 501 OF REGULATION S-K

Registration Statement
Item Number and Caption                        Prospectus Caption

1.  Forepart of the Registration Statement and
    Outside Front Cover Page of Prospectus.... Facing Page of Registration
                                               Statement; Cross Reference
                                               Sheet; Front Cover Page

2.  Inside Front and Outside Back Cover Pages
    of Prospectus............................. Front Cover Page; Back Cover
                                               Page; Available Information

3.  Summary Information, Risk Factors and
    Ratio of Earnings to Fixed Charges........ The Company; Not Applicable;
                                               Not Applicable

4.  Use of Proceeds........................... Use of Proceeds

5.  Determination of Offering Price........... Front Cover Page; Plan of
                                               Distribution

6.  Dilution.................................. Not Applicable

7.  Selling Security Holders.................. Selling Shareholders

8.  Plan of Distribution...................... Front Cover Page; Plan of
                                               Distribution

9.  Description of Securities to be
    Registered................................ Not Applicable

10. Interests of Named Experts and
    Counsel................................... Experts; Legal Matters

11. Material Changes.......................... Not Applicable

12. Incorporation of Certain Information by
    Reference................................. Information Incorporated
                                               by Reference

13. Disclosure of Commission Position on
    Indemnification for Securities Act
    Liabilities............................... Not Applicable

                                    -3-
/3




               Subject to Completion, Dated November 1, 1995

                           IONICS, INCORPORATED
__________________________________________________________________________
                              144,679 Shares
                               Common Stock
__________________________________________________________________________

    This Prospectus relates to the offer and sale of up to an aggregate of 144,679 shares of Common Stock, $1.00 par value per share (the "Shares"), of Ionics, Incorporated ("Ionics" or the "Company"), by Ahlfinger Enterprises, a Texas general partnership, and Jack David Ahlfinger (the "Selling Shareholders"). The Selling Shareholders may sell the Shares at market prices prevailing at the time of the sale or at prices otherwise negotiated. See "PLAN OF DISTRIBUTION." The Selling Shareholders and certain persons who purchase shares from them, including broker-dealers acting as principals who may resell the Shares, may be deemed "underwriters," as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"). See "PLAN OF DISTRIBUTION" and "SELLING SHAREHOLDERS."

    None of the proceeds from the resale of the Shares will be received by the Company. The Company is responsible for the expenses incurred in connection with the registration of the Shares and will pay or assume brokerage commissions or other similar charges incurred in the sale of the Shares. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

    The Company's Common Stock is traded on the New York Stock Exchange under the symbol "ION." The last reported sale price for the Common Stock on October 31, 1995 was $40.75, as reported by the New York Stock Exchange.


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    No person has been authorized to give any information or to make any representation other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof.

               The date of this Prospectus is __________, 1995.

                                   -4-
/4



                          AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information are available for inspection and copying at the public reference facilities maintained by the Commission at 450 5th Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 75 Park Place, 14th Floor, New York, New York 10007 and 219 South Dearborn Street, Room 1204, Chicago, Illinois 60604. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 5th Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock of the Company is listed for trading on the New York Stock Exchange and such material may also be inspected and copied at the New York Stock Exchange, 20 Broad Street, New York, New York.

    The Company has filed with the Commission a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act, with respect to the Common Stock offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information regarding the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus regarding the contents of any agreement or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is made to the copy of such agreement filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.

                  INFORMATION INCORPORATED BY REFERENCE

    The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference as of their respective dates (File No. 1-7211):

    1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

    2. Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31 and June 30, 1995;

    3. The section entitled "Description of Securities to be Registered" contained in the Company's Registration Statement on Form 8-A filed with the Commission on September 27, 1990.

                                    -5-
/5





    All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering made hereby, shall be deemed to be incorporated by reference in this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement.
Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person to whom a Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents described above (other than exhibits to such documents). Requests for such copies should be directed to Stephen Korn, Clerk, Ionics, Incorporated, 65 Grove Street, Watertown,
Massachusetts  02172 (telephone: 617-926-2500).

                                THE COMPANY

    Ionics is a separations technology company involved worldwide in the manufacture and sale of membranes and related equipment for the purification, concentration, treatment and analysis of water and wastewater, in the supply of purified water, food and chemical products, and in the sale of bottled water and home water purifiers. The Company's business activities are divided into three segments: membranes and related equipment; water, food and chemical supply; and consumer products.

    Ionics was incorporated in Massachusetts in 1948. The Company's principal executive offices are located at 65 Grove Street, Watertown, Massachusetts 02172 and its telephone number is (617) 926-2500.

                              USE OF PROCEEDS

    The Company will not receive any of the proceeds from the sale of the shares by the Selling Shareholders.










                                    -6-
/6


                           SELLING SHAREHOLDERS

    The following table sets forth certain information regarding beneficial ownership of the Shares as of November 2, 1995 and the number of Shares which may be offered for the account of the Selling Shareholders from time to time:

                                                    Shares To     Shares
                          Shares Beneficially        be Sold
Beneficially
                                 Owned               in the     Owned After
Selling Shareholder       Prior to the Offering(1)  Offering(1) the
Offering

Ahlfinger Enterprises (2)       135,483              135,483          0
4740 Bronze Way
Dallas, Texas 75236

Jack David Ahlfinger              9,196                9,196          0
927 Thistle Green
Duncanville, Texas 75137

<FN1>


(1) Calculated based on the closing price of the Common Stock on the New
York
Stock Exchange over the ten trading days prior to the day before the closing date of the business transaction in which the Selling Stockholders acquired the Shares. See "PLAN OF DISTRIBUTION."

<FN2>
(2) Ahlfinger Enterprises is a Texas general partnership.


    The Selling Shareholders acquired the Shares in a transaction consummated on November 2, 1995 in which the Company purchased substantially all the assets and the business of Ahlfinger Enterprises and the real estate utilized by such business, which was owned by Jack David
Ahlfinger. Prior to the acquisition, Ahlfinger Enterprises provided ultrapure water equipment and services in the Dallas, Texas market to various customers, including semiconductor manufacturers, hospitals, pharmaceutical firms and cosmetic manufacturers.

                           PLAN OF DISTRIBUTION

    The Shares offered hereby may be sold from time to time by the Selling Shareholders acting as principals for their own account. The Company is responsible for all expenses incurred in connection with the registration of the Shares, and will pay brokerage commissions or other charges and expenses incurred in the sale of the Shares. In addition, the Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.



                                    -7-
/7



    The distribution of the Shares by the Selling Shareholders is not currently subject to any underwriting agreement. The Company has agreed that in the event the total proceeds from the sale of the Shares received by the Selling Shareholders are less than a specified amount based upon the average closing price of the Common Stock on the New York Stock Exchange over the ten trading days prior to the day before the closing date of the business transaction in which the Selling Shareholders acquired the Shares, the Company will make a cash payment to the Selling Shareholders equal to such difference. In addition, at any time during the four-week period commencing with the date of this Prospectus, the Company may repurchase from the Selling Shareholders all Shares remaining unsold for a specified purchase price.

    The Shares covered by this Prospectus may be sold by the Selling Shareholders or by pledgees, donees, transferees or other successors in interest from time to time, and it is the intention of the Selling Shareholders to complete such sales within four weeks of the date of this Prospectus. Pursuant to the terms of the transaction agreement, the Selling Shareholders have agreed to cause the Shares to be delivered to Dean Witter Reynolds, Inc. for the purpose of selling, at the Company's expense, the Shares on the open market during such four-week period. Such sales may be made at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Such sales may be effected in the over-the-counter market, on the New York Stock Exchange or on any other exchange on which the Shares may then be listed. The Shares may be sold by one or more of the following: (a) one or more block trades in which a broker or dealer so engaged will attempt to sell all or a portion of the Shares held by the Selling Shareholders as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. The Selling Shareholders will effect such transactions by selling Shares through broker-dealers, and such broker-dealers will receive compensation in negotiated amounts in the form of discounts, concessions, commissions or fees which will be paid by the Company. Such brokers or dealers and the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales, and any commissions received by such broker-dealers may be deemed to be underwriting compensation.

    State Street Bank & Trust Company, The BFDS Building, 2 Heritage Drive,
N. Quincy, Massachusetts 02171, is the transfer agent for the Company's Common Stock.

                               LEGAL MATTERS

    Certain legal matters with respect to the issuance of the Shares are being passed upon for the Company by Stephen Korn, Vice President and General Counsel of the Company. Mr. Korn beneficially owns 44,192 shares of Common Stock, which number includes 42,800 shares subject to options, as to which Mr. Korn has the right to acquire beneficial ownership, and 169 shares (as of June 30, 1995) in the Company's Section 401(k) Plan for the account of Mr. Korn.
                                    -8-
/8



                                  EXPERTS

    The consolidated financial statements and schedules of Ionics, Incorporated and Subsidiaries as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.







































                                    -9-
/9





No dealer, salesperson or any other
person has been authorized to give any
information or to make any representations
not contained in this Prospectus and, if
given or made, such information or
representations must not be relied upon
as having been authorized by the Company.
This Prospectus does not constitute an                144,679 Shares
offer to sell, or a solicitation of an
offer to sell, any securities other than
the registered securities to which it               IONICS, INCORPORATED
relates, or an offer to or solicitation
of any person in any jurisdiction where
such an offer or solicitation would be
unlawful.  Neither the delivery of this                Common Stock
Prospectus nor any sale made hereunder
shall, under any circumstances, create
an implication that the information
contained herein is correct as of any
time subsequent to the date hereof.

_______________________________________
                                                    _____________________
      TABLE OF CONTENTS
                             Page                        PROSPECTUS
                                                    _____________________
Available Information.........
Information Incorporated by
 Reference....................
The Company...................
Use of Proceeds...............
Selling Shareholders..........
Plan of Distribution..........
Legal Matters.................
Experts.......................                         __________, 1995











                                   -10-
/10



                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

    Expenses in connection with the distribution of the securities being registered hereby are estimated as follows:

    SEC Registration Fee.............................           $ 2,351
    Legal Fees and Expenses..........................             2,500
    Accounting Fees..................................             6,500
    Blue Sky Fees and Expenses.......................               500
    Miscellaneous....................................               500
       Total.........................................           $12,351

    None of the above expenses will be paid by the Selling Shareholders.

Item 15. Indemnification of Directors and Officers

    The Company is permitted by Massachusetts law and required by its By-laws to indemnify any director or officer or former director or officer against all expenses and liabilities reasonably incurred by him in connection with any legal action in which such person is involved by reason of his position with the Company unless he shall have been finally adjudicated in any action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Company. Such idemnification shall include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or defending a civil or criminal action or proceeding, upon the Company's receipt of the undertaking of the person indemnified to repay such payment if such person shall be adjudicated not entitled to such indemnification.

    Directors and officers are also insured up to an aggregate amount of $10,000,000 under a Directors' and Officers' Liability and Company Reimbursement Policy.

    The Company's Restated Articles of Organization include a provision limiting the personal liability of directors of the Company to its stockholders for monetary damages for breaches of their fiduciary duty to the extent permitted by the Massachusetts Business Corporation Law.

Item 16. Exhibits

         3.1    Restated Articles of Organization (filed as           *
                Exhibit 3(a) to Form 10-K for year ended
                December 31, 1986 and incorporated herein by reference).

                                   II-1
/11



         3.1(a) Amendment to the Restated Articles of                 *
                Organization (filed as Exhibit 3(b) to
                Form 10-K for year ended December 31, 1987 and incorporated herein by reference).

         3.1(b) Amendment to Restated Articles of                     *
                Organization (filed as Exhibit 3.1(b) to
                Registration Statement No. 33-38290 on
                Form S-2 effective January 24, 1991
                and incorporated herein by reference).

         4.1    Rights Agreement, dated as of                         *
                December 22, 1987, as amended and restated as of August 15, 1989, between Registrant and The first National Bank of Boston (filed as Exhibit 1 to Registrant's Current Report on Form 8-K dated August 30, 1989 and incorporated herein by reference).

         4.2    Indenture, dated as of December 22, 1987,             *
                between Registrant and The First National
                Bank of Boston, relating to Rights Agreement
                (filed as Exhibit 2 to Registrant's Current
                Report on Form 8-K dated December 22, 1987 and incorporated herein by reference).

         4.3    Form of Common Stock Certificate (filed as            *
                Exhibit 4.10 to Registrant's Annual Report on Form 10-K for the year ended
                December 31, 1990 and incorporated herein by reference).

5.0   Opinion re legality

         5.1    Opinion of Stephen Korn, Esq.                         *

23.0  Consents of experts and counsel

         23.1   Consent of Coopers & Lybrand L.L.P.                   *
         23.2   Consent of Stephen Korn (contained in Exhibit 5.1)    *

24.0  Power of Attorney                                               *
________________________
*   Previously filed.


Item 17. Undertakings.

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                               II-2
/12



                 (i)   To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                               II-3
/13



      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1993 and will be governed by the final adjudication of such issue.

                            SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Watertown and Commonwealth of Massachusetts on the 1st day of November, 1995.

                           IONICS, INCORPORATED

                           By: /s/ Arthur L. Goldstein
                           Arthur L. Goldstein, Chairman of the Board,
                           President and Chief Executive Officer














                                    II-4
/14



      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                       Title                 Date

/s/Arthur L. Goldstein          Chairman of the Board,   November 1, 1995
Arthur L. Goldstein             President and Chief
                                Executive Officer
                                (Principal Executive Officer)

/s/Robert J. Halliday           Vice President,          November 1, 1995
Robert J. Halliday              Finance and
                                and Chief Financial Officer
                                (Principal Financial
                                and Accounting Officer
/s/William L. Brown*            Director                 November 1, 1995
William L. Brown

/s/Arnaud de Vitry d'Avaucourt* Director                 November 1, 1995
Arnaud de Vitry d'Avaucourt

/s/Lawrence E. Fouraker*        Director                 November 1, 1995
Lawrence E. Fouraker

/s/Samuel A. Goldblith*         Director                 November 1, 1995
Samuel A. Goldblith

/s/Kachig Kachadurian*          Director                 November 1, 1995
Kachig Kachadurian

/s/William E. Katz*             Director                 November 1, 1995
William E. Katz

/s/Robert B. Luick*             Director                 November 1, 1995
Robert B. Luick

/s/John J. Shields*             Director                 November 1, 1995
John J. Shields

/s/Carl S. Sloane*              Director                 November 1, 1995
Carl S. Sloane

/s/Mark S. Wrighton*            Director                 November 1, 1995
Mark S. Wrighton

/s/Allen S. Wyett*              Director                 November 1, 1995
Allen S. Wyett

*By:/s/Stephen Korn
    Stephen Korn
    Attorney-in-fact

                                  II-5
/15



                                 FORM S-3
                               EXHIBIT INDEX
                                                                 Sequential
Exhibit No.            Description                                Page No.

    3.1                Restated Articles of Organization             *
                       (filed as Exhibit 3(a) to Form 10-K
                       for year ended December 31, 1986
                       and incorporated herein by reference).

    3.1(a)             Amendment to the Restated Articles            *
                       of Organization (filed as Exhibit
                       3(b) to Form 10-K for year ended
                       December 31, 1987 and incorporated
                       herein by reference).

    3.1(b)             Amendment to Restated Articles of             *
                       Organization (filed as Exhibit 3.1(b)
                       to Registration Statement No. 33-38290
                       on Form S-2 effective January 24, 1991
                       and incorporated herein by reference).

    4.1                Rights Agreement, dated as of                 *
                       December 22, 1987, as amended and
                       restated as of August 15, 1989, between
                       Registrant and The First National Bank
                       of Boston (filed as Exhibit 1 to
                       Registrant's Current Report on Form 8-K
                       dated August 30, 1989 and incorporated
                       herein by reference).

    4.2                Indenture, dated as of December 22, 1987,     *
                       between Registrant and The First National
                       Bank of Boston, relating to Rights Agreement
                       (filed as Exhibit 2 to Registrant's Current
                       Report on Form 8-K dated December 22, 1987 and incorporated herein by reference).

    4.3                Form of Common Stock Certificate (filed as    *
                       Exhibit 4.10 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1990 and incorporated herein by reference).

    5.0         Opinion re legality

                5.1    Opinion of Stephen Korn, Esq.                  *

    23.0        Consents of experts and counsel

                23.1   Consent of Coopers & Lybrand L.L.P.            *

                23.2   Consent of Stephen Korn (contained in          *
                       Exhibit 5.1).

    24.0        Power of Attorney                                     *

*   Previously filed.

/16